SOUTHTRUST VULCAN FUNDS


                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900


                                  July 1, 1997




EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    SOUTHTRUST VULCAN FUNDS (the "Trust")
              1933 Act File No. 33-46190
              1940 Act File No. 811-6580

Dear Sir or Madam:

         Pursuant to Rule 497(c) of the Securities Act of 1933, the definitive Prospectus and Statement of Additional Information of the above-referenced Trust, dated June 30, 1997, are hereby electronically transmitted.

         There are no changes from the Trust's Prospectus and Statement filed pursuant to Rule 485(b) as Post-Effective Amendment No. 8 with the Commission on June 25, 1997.

         If you have any questions regarding this filing, please call me at
(412) 288-8157.

                                           Very truly yours,



                                           /s/ Mark R. Thompson
                                           Mark R. Thompson
                                           Compliance Analyst

Enclosures